Exhibit 32

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of Carey Credit Income Fund - I on Form 10-Q for the period ended September 30, 2016 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of Carey Credit Income Fund - I, does hereby certify, to the best of such officer's knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Carey Credit Income Fund - I.

Date:	November 14, 2016

/s/ Mark J. DeCesaris
MARK J. DECESARIS
Chief Executive Officer

Date:	November 14, 2016

/s/ Paul S. Saint-Pierre
PAUL S. SAINT-PIERRE
Chief Financial Officer
The certification set forth above is being furnished as an exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Report as a separate disclosure document of Carey Credit Income Fund - I or the certifying officers.
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Carey Credit Income Fund - I and will be retained by Carey Credit Income Fund - I and furnished to the Securities and Exchange Commission or its staff upon request.